Exhibit 99.1

Versus Systems to Collaborate with LiftMedia to Launch Audience-Enhancing Digital Out-of-Home Experiences Across Key Markets

MIAMI, FLORIDA – December 3, 2025 – Versus Systems Inc. (“Versus” or the “Company”) (Nasdaq: VS) today announced a new initiative with LiftMedia LDA., to leverage Versus Systems’ proprietary interactive engagement tools within Digital Out-of-Home (DOOH) screen environments to monetize user interaction, generate audience engagement, and increase customer participation across key markets in the Iberian Peninsula. This initial activation will employ Versus’ innovative QR code technology in tens of thousands of elevator-based media properties and targeted advertising channels hosted by LiftMedia LDA (“Liftmedia”), reaching 2,650,000 people a day—representing 4.4% of the Iberian population and nearly 1 billion impressions a year. A pilot launch in Spain and Portugal will initiate upon the execution of a Master Services Agreement (MSA), with further phases forthcoming.

This collaboration represents an exciting move forward for both companies. At the forefront of this launch is the belief that now, more than ever, authentic audience enhancement and strategic real-time digital engagement, will unlock sustainable advertising growth.

The initiative also supports Versus Systems’ strategic expansion into the Iberian Peninsula’s rapidly growing DOOH market, where elevator networks, retail media channels, and daily screen time continue to show strong growth.

Versus and LiftMedia have signed a non-binding Letter of Intent and expect to finalize a MSA within 60 days. Together, the companies intend to elevate how fans engage, play, and participate while commuting, working, and going about their busy days.

Turning Every Touchpoint into a Powerful Moment

Individuals will be able to engage directly with LiftMedia assets and their smartphones to access:

●	Promotional activations

●	Rewards and prizes

●	Digital games

●	Exclusive branded content

This collaboration will strive to revolutionize everyday instances into high-impact digital touchpoints, creating a seamless physical-to-digital experience that audiences, companies, and brands can benefit from.

A Step Forward for Interactive Fan Engagement

This collaboration further propels Versus Systems’ role as a key innovator in interactive entertainment and gamified advertising. It also creates a scalable model for expansion into additional global DOOH markets.

“Versus is very pleased to begin working with LiftMedia,” said Luis Goldner, Chief Executive Officer of Versus Systems. “LiftMedia has a powerful history in generating audience engagement in the out-of-home advertising space, and by integrating our technology into their media properties, we’ll have the opportunity to reach various audiences that are eager for connection.”

“Employing Versus’ technology will make our upcoming media schedule even more targeted and special for consumers,” said Flavio Polay, Founder of LiftMedia. “Our goal has always been to broaden traditional advertising by offering discerning audiences a series of unique, interactive, and shareable experiences. With Versus, every LiftMedia screen can now serve as a powerful, measurable engagement touchpoint.”

About Versus Systems

Versus Systems (Nasdaq: VS) is a leading provider of gamification and audience engagement technology. Its platform empowers brands to create rewarding interactive experiences that transform how they connect with consumers. Versus’ solutions are used globally by brands, teams, venues, and entertainment companies.

For more information on Versus Systems and its engagement technologies, visit versussystems.com.

About LiftMedia

LiftMedia is an innovative Digital Out-of-Home advertising company based in Europe specializing in elevator screen content and advertising media. The company specializes in digital out-of-home media, focusing on advertising on digital screens installed in elevators of residential and commercial buildings, enabling local businesses, service providers, and any company looking to reach residential areas to have a cost-effective and innovative marketing solution.

Forward-Looking Statements

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Investor Contact:

Cody Slach

Gateway Group, Inc.

949-574-3860

IR@versussystems.com

or

press@versussystems.com